Exhibit 99

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Corporate News Bulletin Board

Corporate Communications

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Federal-Mogul Names José Maria Alapont New Chairman

Southfield, Michigan, June 23, 2005. . .Federal-Mogul Corporation today announced that President and Chief Executive Officer José Maria Alapont has in addition been named Chairman of the Board of Directors for Federal-Mogul, effective immediately. He replaces Robert S. Miller, who has resigned to become chairman and chief executive officer of Delphi Corporation.

The board highly respects José Maria’s strategic expertise, his understanding of the industry and his ability to develop strong teams and customer relationships. With José Maria’s leadership, Federal-Mogul will develop as a world-class performing company.

“I am very pleased to be chairman of the board of directors of Federal-Mogul,” said Alapont. “We are committed to driving the future of Federal-Mogul, creating value and fully satisfying customers, stakeholders and employees’ expectations through our global profitable growth strategy.”

Alapont was named president and chief executive officer of Federal-Mogul on March 1, 2005. With more than 30 years of global leadership experience in the automotive manufacturer and supplier industries, Alapont is known throughout the industry as being customer and results oriented, relentless in his drive for excellence and breakthrough performance to generate global profitable growth.

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